Exhibit 99.1
FOR IMMEDIATE RELEASE

Caribou Coffee Company, Inc. 3900 Lakebreeze Avenue North Minneapolis, MN 55429 (763) 592-2200
Investor Relations Contact:
Raphael Gross
(203)-682-8253
ir@cariboucoffee.com
CARIBOU COFFEE REPORTS FIRST QUARTER 2011 RESULTS
MINNEAPOLIS, MINNESOTA, May 5, 2011. Caribou Coffee Company, Inc. (NASDAQ:CBOU), the second largest company-owned premium coffeehouse operator in the United States based on the number of coffeehouses, today reported financial results for the first quarter of 2011 (thirteen weeks ended April 3, 2011) and re-confirmed fiscal 2011 guidance.
HIGHLIGHTS FOR THE FIRST QUARTER OF 2011 INCLUDE:
•	Consolidated sales increased 7.8%

•	Comparable coffeehouse store sales increased 4.3%

•	Commercial and Franchise sales increased 28.0%

•	Net income attributable to Caribou Coffee Company, Inc. was $24.1 million, or $1.17 per diluted share which includes a $21.3 million tax benefit related to the reversal of a tax valuation allowance

•	Non-GAAP pro forma net income attributable to Caribou Coffee Company, Inc. was $1.6 million, or $0.08 per diluted share, compared to pro forma net income of $0.5 million, or $0.03 per diluted share for the same period in 2010 (see non-GAAP reconciliation at the end of this release)
Speaking on behalf of the Company, Michael Tattersfield, the Company’s President and CEO commented, “Our financial performance during the recent quarter underscores our successful execution against our strategy of becoming a true multi-channel coffee company. We continue to see success across our three lines of business, each of which contributed significantly to our 8% growth in consolidated sales and earnings per share guidance. As always, we are committed to enhancing returns for our shareholders while building the community place loved by our guests”.

FIRST QUARTER 2011 RESULTS
Net sales for the quarter of $72.3 million increased $5.2 million, or 7.8%, from $67.1 million in the comparable quarter of 2010.
•	Coffeehouse sales were $57.6 million in the first quarter of 2011, an increase of 3.6% compared to $55.6 million in the first quarter of 2010. This growth was driven by a 4.3% increase in comparable coffeehouse sales in the first quarter of 2011, primarily due to the successful expansion of the Company’s food platform through the launch of breakfast sandwiches.

•	Commercial sales were $11.7 million in the first quarter of 2011, an increase of 29.7% compared to $9.0 million in the first quarter of 2010. Sales growth in the commercial channel was achieved through sales growth from existing and new customers in the Company’s grocery channel, sales related to the Keurig single-serve platform and increasing penetration in foodservice channels.

•	Franchise sales were $3.0 million in the first quarter of 2011, an increase of 21.9% as compared with $2.5 million in the first quarter of 2010. Increased product sales and royalties from 135 franchise locations, a net increase of 12 locations on a year over year basis, drove the increase in franchise sales versus the prior year.
Cost of sales and related occupancy costs in the first quarter of 2011 were $33.2 million, an increase of $1.8 million or 5.9% compared to the first quarter of 2010 driven by the Company’s consolidated sales growth. As a percentage of revenue, cost of sales and related occupancy costs were 46.0% in the first quarter of 2011 versus 46.8% in the first quarter of 2010. This decrease as a percentage of sales was due to pricing action taken in the quarter, as well as leveraging the Company’s higher sales volume over fixed occupancy costs.
Operating expenses in the first quarter of 2011 rose $0.4 million or 1.8% to $25.4 million, compared to $25.0 million in the same period of the prior year. The increase in operating expenses was related to variable costs related to increased sales in the quarter, such as labor in the Company’s retail coffeehouse channel. As a percentage of revenue, operating costs were 35.2%, down from 37.2% in the same period of the prior year, as the Company gained leverage on fixed costs within their business channels and benefitted from a shift in their overall sales mix to their commercial channel, which has a lower operating expense component than their retail coffeehouses.
General and administrative expenses increased $1.3 million, or 19.9%, to $7.8 million in the first quarter of 2011, from $6.5 million in the first quarter of 2010. As a percentage of total net sales, general and administrative expenses increased to 10.8% in the first quarter of 2011 from 9.7% in the first quarter of 2010. This increase was due to resources added in the latter half of 2010 to support key initiatives, including marketing, product management and real estate.
EBITDA was $6.2 million in the first quarter of 2011, compared to EBITDA of $4.6 million in the first quarter of 2010, an improvement of 35.0%. EBITDA increased primarily due to improved performance within the retail coffeehouses and continued growth in the commercial and franchise segments. (EBITDA is a non-GAAP measure. See EBITDA reconciliation at the end of this release).
Depreciation and amortization decreased $0.2 million to $2.9 million during the first quarter of 2011. Depreciation and amortization was lower in the quarter due to a lower depreciable asset base.

In the first quarter of 2011, the Company recorded a tax benefit of $21.3 million compared to a tax benefit of $0.2 million in first quarter of 2010. The tax benefit in 2011 related to the reversal of a portion of the Company’s valuation allowance against accumulated net operating losses and other deferred tax assets and the corresponding recognition of those deferred tax assets on the Company’s balance sheet.
The Company’s net income attributable to Caribou Coffee Company, Inc. for the first quarter of 2011 was $24.1 million or $1.17 per diluted share compared to $1.0 million or $0.05 per diluted share for the same period in 2010.
The Company’s non-GAAP pro forma net income attributable to Caribou Coffee Company, Inc. in the first quarter of 2011 was $1.6 million, or $0.08 per diluted share, compared to a pro forma net income of $0.5 million or $0.03 per diluted share for the same period in 2010 (see non-GAAP reconciliation at the end of this release).
FISCAL 2011 OUTLOOK
Caribou Coffee also re-confirmed the following fiscal 2011 guidance:
•	Net sales growth of 7% to 9%

•	Diluted earnings per share of $0.58 to $0.62 on a pre-tax basis (pre-tax EPS is a non-GAAP measure. See EPS reconciliation at the end of this release).

•	Diluted earnings per share of $0.35 to $0.37 on a pro forma taxed basis (pro forma EPS is a non-GAAP Measure. See EPS reconciliation at the end of this release).
CONFERENCE CALL
Caribou Coffee will host a conference call on May 5, 2011, at 4:30 p.m. (Eastern Time) to discuss these results. Hosting the call will be Mike Tattersfield, Chief Executive Officer, and Tim Hennessy, Chief Financial Officer. The call will be webcast and can be accessed from the Company’s website at www.cariboucoffee.com. The webcast link is in the Investor Relations section. Listeners may also access the call by dialing (800) 946-0709 or (719) 325-2320 for international callers. A replay of the call will be available until Thursday, May 12, 2011, by dialing (877) 870-5176 or (858) 384-5517 for international callers; the password is 2306179. In addition, the webcast will be archived on the Company’s website.
PRESENTATION AT THE RW BAIRD 2011 GROWTH STOCK CONFERENCE
As a reminder, Caribou Coffee will present at the RW Baird 2011 Growth Stock Conference at The Four Seasons Hotel in Chicago, Illinois on Tuesday, May 10, 2011 at 10:15 a.m. (Eastern Time).
The investor presentation will be webeast and can be accessed from the Company’s website at www.cariboucoffee.com. The webeast link is in the Investor Relations section.
ABOUT THE COMPANY
Founded in 1992, Caribou Coffee Company is one of the leading branded coffee companies in the United States, with a compelling multi-channel approach to their customers. Based on the number of coffeehouses, Caribou Coffee is the second largest company-operated premium coffeehouse operator in the United States. As of April 3, 2011, the Company had 544 coffeehouses, including 135 franchised locations, in 20 states, the District of Columbia and nine international markets. The Company’s coffeehouses aspire to be the community place loved by guests who are provided an extraordinary experience that makes their day better. Caribou Coffee provides the highest quality handcrafted beverages, foods and coffee lifestyle items with a unique blend of expertise, fun and authentic human connection in a comfortable and welcoming coffeehouse environment. In addition, Caribou Coffee’s unique coffees are available within grocery stores, mass merchandisers, club stores, office coffee and foodservice providers, hotels, entertainment venues and e-commerce channels. Caribou Coffee is a proud recipient of the Rainforest Alliance Corporate Green Globe Award and is committed to operating practices that promote sustainability and environmental protection. For more information, visit the Caribou Coffee web site at www.cariboucoffee.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this release, and other written or oral statements made by or on behalf of Caribou Coffee are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Caribou Coffee brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

CARIBOU COFFEE COMPANY, INC. AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended
	April 3,	April 4,
	2011	2010
	(In thousands, except for per share amounts)
	(Unaudited)
Coffeehouse sales	$57,611	$55,597
Commercial and franchise sales	14,664	11,454

Total net sales	72,275	67,051
Cost of sales and related occupancy costs	33,236	31,399
Operating expenses	25,406	24,962
Depreciation and amortization	2,936	3,145
General and administrative expenses	7,802	6,509

Operating income	2,895	1,036
Other income (expense):
Interest income	5	5
Interest expense	(56)	(106)

Income before benefit from income taxes	2,844	935
Benefit from income taxes	21,334	157

Net income	24,178	1,092
Less: Net income attributable to noncontrolling interest	107	54

Net Income attributable to Caribou Coffee Company, Inc.	$24,071	$1,038

Basic net income attributable to Caribou Coffee Company, Inc. common shareholders per share	$1.21	$0.05

Diluted net income attributable to Caribou Coffee Company, Inc. common shareholders per share	$1.17	$0.05

Basic weighted average number of shares outstanding	19,848	19,509

Diluted weighted average number of shares outstanding	20,605	20,313

CARIBOU COFFEE COMPANY, INC. AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 3,	January 2,
	2011	2011
	In thousands, except per share amounts
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$25,055	$23,092
Accounts receivable, net	8,567	8,096
Other receivables, net	1,534	1,227
Income tax receivable	35	—
Inventories	26,088	25,931
Deferred tax assets — current	3,285	—
Prepaid expenses and other current assets	1,514	1,122

Total current assets	66,078	59,468
Property and equipment, net of accumulated depreciation and amortization	38,713	41,075
Restricted cash	837	837
Deferred tax assets – non-current	17,999	—
Other assets	344	345

Total assets	$123,971	$101,725

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,613	$8,080
Accrued compensation	6,189	5,954
Accrued expenses	7,409	6,916
Deferred revenue	6,445	8,726

Total current liabilities	27,656	29,676

Asset retirement liability	1,212	1,194
Deferred rent liability	5,883	6,296
Deferred revenue	2,091	2,091
Income tax liability	—	2

Total long term liabilities	9,186	9,583

Equity:
Caribou Coffee Company, Inc. Shareholders’ equity:
Preferred stock, par value $.01, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $.01, 200,000 shares authorized; 20,505 and 20,141 shares issued and outstanding at April 3, 2011 and January 2, 2011, respectively	205	202
Additional paid-in capital	129,536	129,026
Accumulated comprehensive income	92	12
Accumulated deficit	(42,870)	(66,941)

Total Caribou Coffee Company, Inc. shareholders’ equity	86,963	62,299
Noncontrolling interest	166	167

Total equity	87,129	62,466

Total liabilities and equity	$123,971	$101,725

Coffeehouse Openings and Closings

	Thirteen Weeks Ended
	April 3, 2011	April 4, 2010
Operating Data:
Percentage change in comparable coffeehouse net sales(1)	4.3%	5.2%
COFFEEHOUSE DATA
Company-Owned:
Coffeehouses open at beginning of period	410	413
Coffeehouses opened during the period	0	0
Coffeehouses closed during the period	1	0

Total Company-Owned Open at Period End	409	413
Franchised:
Coffeehouses open at beginning of period	131	121
Coffeehouses opened during the period	9	2
Coffeehouses closed during the period	5	0

Total Franchised Open at Period End	135	123

Total coffeehouses open at end of period	544	536

(1)	Percentage change in comparable coffeehouse net sales compares the net sales of coffeehouses during a fiscal period to the net sales from the same coffeehouses for the equivalent period in the prior year. A coffeehouse is included in this calculation beginning in its thirteenth full fiscal month of operations. A closed coffeehouse is included in the calculation for each full month that the coffeehouse was open in both fiscal periods. Franchised coffeehouses are not included in the comparable coffeehouse net sales calculations.
NON-GAAP FINANCIAL INFORMATION
(Unaudited, in thousands, except per share data)
The following reconciliation and non-GAAP financial information are provided to assist the reader with understanding the financial impact of the reversal of the valuation allowance against accumulated net operating losses and other deferred tax assets on the Company’s net income attributable to Caribou Coffee Company, Inc. and earnings per share when comparing current quarter results to the Company’s 2010 first quarter results.

	Thirteen Weeks Ended		Thirteen Weeks Ended
	April 3, 2011	April 4, 2010	April 3, 2011	April 4, 2010
	(Thousands)		Diluted EPS
Net income attributable to Caribou Coffee Company, Inc. as reported	$24,071	$1,038	$1.17	$0.05
Deferred tax asset valuation allowance reversal (1)	21,284	—	1.04	—
Other income tax benefit	50	157	0.00	0.01

Non-GAAP pro forma pre-tax income attributable to Caribou Coffee Company, Inc.	2,737	881	0.13	0.04
Pro forma tax expense at 40% effective tax rate (2)	1,095	352	0.05	0.01

Non-GAAP pro forma net income attributable to Caribou Coffee Company, Inc.	$1,642	$529	$0.08	$0.03

Diluted weighted average number of shares outstanding			20,605	20,313

(1)	Relates to the tax benefit from the reversal of an accounting reserve against tax net operating loss carryforwards and other deferred tax assets.

(2)	Pro forma effective tax rate for illustrative purposes. Actual results could differ.

EBITDA RECONCILIATION
The following is a reconciliation of the Company’s net income to EBITDA.

	Thirteen Weeks Ended
	April 3, 2011	April 4, 2010
	(Thousands)
Net income attributable to Caribou Coffee Company, Inc.	$24,071	$1,038
Interest expense	56	106
Interest income	(5)	(5)
Depreciation and amortization(1)	3,435	3,628
Benefit from income taxes	(21,334)	(157)

EBITDA	$6,223	$4,610

(1)	Includes depreciation and amortization associated with the headquarters and roasting facility that are categorized as general and administrative expenses and cost of sales and related occupancy costs on the statement of operations.
EBITDA is equal to net income excluding: (a) interest expense; (b) interest income; (c) depreciation and amortization; and (d) income taxes.
Management believes EBITDA is useful to investors in evaluating the Company’s operating performance for the following reason:
•	Coffeehouse leases are generally short-term (5-10 years) and Caribou must depreciate all of the cost associated with those leases on a straight-line basis over the initial lease term excluding renewal options (unless such renewal periods are reasonably assured at the inception of the lease). The Company opened a net 206 company-operated coffeehouses from the beginning of fiscal 2003 through the end of the first quarter of fiscal 2011. As a result, management believes depreciation expense is disproportionately large when compared to the sales from a significant percentage of the coffeehouses that are in their initial years of operations. Also, many of the assets being depreciated have actual useful lives that exceed the initial lease term excluding renewal options. Consequently, management believes that adjusting for depreciation and amortization is useful for evaluating the operating performance of the coffeehouses. Furthermore, the Company recorded a significant tax benefit in the first quarter of fiscal 2011 related to the reversal of a valuation allowance against accumulated net operating losses and other deferred tax assets. Consequently, management believes that adjusting for the impact of income taxes is useful in evaluating the overall performance of the Company.
     Management uses EBITDA:
•	As a measurement of operating performance because it assists management in comparing its operating performance on a consistent basis as it removes the impact of items not directly resulting from coffeehouse operations;

•	For planning purposes, including the preparation of our internal annual operating budget;

•	To evaluate the Company’s capacity to incur and service debt, fund capital expenditures and expand the business.
EBITDA as calculated by Caribou Coffee is not necessarily comparable to similarly titled measures used by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund cash flow needs; and (c) should not be considered an alternative to net income, operating income, cash flows from operating activities or Caribou Coffee’s other financial information as determined under GAAP.
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